UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Amendment No. 2

Form 10

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Shefford Companies, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	93-3022563
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1852 Banking Street Suite 29551 Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 330-0977

Send all correspondence to:

Jonathan Cross

1852 Banking Street Suite 29551

Greensboro, North Carolina, 27408

Telephone: (646) 330-0977

Email: jcross@sheffordcompanies.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)		Emerging Growth Company	☒
A Shell Company	☒

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to “Shefford & Companies” the “Company,” “we,” “our” or “us” means Shefford & Companies, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements except as required by law.

Item 1. Description of Business

Overview

Shefford Companies, Inc. (the “Company”) was incorporated on August 12, 2023, as a North Carolina corporation under the name “Shefford & Companies, Inc.” On May 28, 2025, the Company changed its name to Shefford Companies, Inc.

(a) Business

Shefford Companies, Inc. is a small business advisory firm that intends to work predominantly with small businesses throughout the United States that produce revenues between $1,000,000 and $5,000,000 annually. Since inception, the Company has been, and currently is, in the developmental stage; developing its slate of services and processes, completing organizational activities, and the preparing this registration statement on Form 10 (the “Registration Statement”).

The Company commenced operations and began marketing its Services on August 12, 2023. To date, the Company has generated no revenues, and our auditors have issued a going concern opinion as part of this Registration Statement.

Under Rule 12b-2 of the Exchange Act, the Company is classified as a “shell company” because it has no or nominal assets (other than cash) and no or nominal operations.

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(b) Business of Issuer

Advisory

M&A Advisory: Shefford & Companies has developed, and will deliver, a full range of advisory services related to mergers & acquisitions, divestitures, and restructurings; including valuations, assessment of strategic direction to maximize owner value, capital strategy and transaction development and negotiations. Development costs for our Advisory Services and the related marketing costs thereof are minimal or zero.

Restructuring & Reorganization: For small businesses facing underperformance, and for the lenders and stakeholders involved with them, we intend to develop and deliver restructuring solutions designed to build a platform for swift recovery and sustained success. We intend to develop and deliver bespoke processes that thoroughly assesses all revitalization options and develop a customized plan of action in partnership with owners, management, creditors, and other stakeholders, and mobilize the resources required for effective implementation.

Whether through formal or informal proceedings, our goal is to rebuild trust between the business and its financial stakeholders, and develop and execute a detailed, targeted action plan for business improvement, simplification, or divestment. Development costs for our Restructuring and Reorganization Services and the related marketing costs thereof are minimal or zero.

To date, the Company’s M&A Advisory and Restructuring & Reorganization divisions have no client engagements.

The Company is currently marketing its and M&A Advisory and Restructuring & Reorganization Services through social media, specifically, LinkedIn, and direct email outreach, however, there can be no assurance that these marketing efforts will be successful.

The Company owns no Trademarks or Patents and has no Patents Pending.

While the Company will not hold itself out as a business broker, some of our services may be construed as providing business brokerage services. To be a business broker, one is not currently required to hold a business broker license, however, many states do require that you have an active real estate license. Some states have additional requirements, for example: Nevada requires a Business Broker Permit and in Illinois, you must register as a Business Broker.

Requirements vary by state and are always subject to change, therefore, the Company will constantly monitor current state regulations and any other requirements that may need to be met prior to the Company doing business in any state.

States that currently require a Real Estate License to become a Business Broker include: Alaska, Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Minnesota, Nebraska, Oregon, South Dakota, Utah, Washington, Wisconsin, and Washington.

Acquisitions

From time to time, on an opportunistic basis, we intend to make acquisitions:

Opportunistic Strategy – While acquiring small businesses, we intend to take a flexible approach that is not anchored to any single geography, industry, or transaction structure. Rather, we will selectively direct our attention to the most attractive businesses, united by the common focus on situations where our acquisition can facilitate a value-creating strategic transformation of the business.

Distressed Strategy – Through our restructuring and reorganization advisory business, we believe we will have access to opportunities regarding companies in financial distress where in connection with our acquisition we can both influence and support the businesses to drive change that maximizes their strategic and operational potential.

To date, the Company’s Acquisitions division has made no acquisitions, and we cannot determine with any certainty if, or when, we will complete an acquisition.

We anticipate structuring any acquisition to acquire 100% of the equity interest or assets of a businesses.  We may, however, structure a transaction to acquire less than 100% of such interests or assets of the business in order to meet certain objectives of the target management team or its security holders or for other reasons, but we will only complete the acquisition if we acquire 50% or more of the outstanding voting securities of the business or otherwise acquire a controlling interest in the business sufficient for us not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.  We will not consider any transaction that does not meet such criteria (see Risk Factors – We could be deemed an Investment Company).

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We presently have no employees apart from our management. Our director, Jonathan Cross, will devote his full time and attention to our business and it is expected that support staff will be added, or outside consultants will be used, as needed and afforded. We expect no significant changes in the number of our employees in the foreseeable future nor can we be assured they will be available when needed.

We cannot predict when we will transition to attaining profitable operations. Therefore, our success may be dependent upon obtaining sufficient financing to fund the Company and there can be no assurance such financing can be obtained.

We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we are under no obligation to do so under the Securities Exchange Act of 1934.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

Upon the effective date of this Registration Statement, the Company's class of common stock will be registered under the Exchange Act and it will have reporting obligations, including the requirement that it files annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, the Company's annual reports will contain financial statements audited and reported on by its independent registered public accounting firm.

Emerging Growth Company

We are an emerging growth company under the provisions of the Jump Start Our Business Startups Act (the “JOBS Act”). We shall continue to be deemed an emerging growth company until the earliest of:

•	(a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•	(b) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective IPO registration statement;

•	(c) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

•	(d) the date on which we are deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes, Oxley Act of 2002 (independent registered public accounting firm attestation report related to internal control over financial reporting). Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. We will be subject to the requirements of Section 404(a).

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Exchange Act which require the shareholder approval of executive compensation and golden parachutes.

Item 1A. Risk Factors.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Our election to utilize this extended transition period is irrevocable.

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In the event we no longer qualify as an emerging growth company we may still take advantage of reduced reporting requirements.

As long as we remain a smaller reporting company, in the event we no longer qualify as an emerging growth company, we may still take advantage of reduced reporting requirements.

Our business is difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to execute our business plan. The Company has had no recent operating history nor any revenues or earnings from operations since inception. Administrative costs of being a reporting company include accounting and audit fees as well as legal fees associated with reporting which the Company anticipates being no less than $15,000.00 per year. We will, likely, sustain operating expenses without corresponding revenues for the foreseeable future and there can be no assurance we will ever be profitable.

Management may be able to control a vote of the Company’s Shareholders or Board of Directors.

As of the date of this Amended Registration Statement, Jonathan Cross owned 37.7% of the Company’s outstanding shares and Co-Founder Championship Holdings, Inc. owned 37.7%. Mr. Cross is also the Company’s sole officer and director. Future investors may own a minority percentage of the Company’s Common Stock and will not have the ability to control a vote of the Company’s Shareholders or board of directors (the “Board of Directors”), if management controls.

We may still be subject to reduced reporting requirements even if we no longer qualified as an Emerging Growth Company.

In the event we no longer qualified as an Emerging Growth Company, to the extent that we were still deemed a Smaller Reporting Company, we may still be subject to reduced reporting requirements.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

All the presently outstanding shares of common stock (2,650,000) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

The lack of experience of our officers and directors in managing a public company may adversely affect the Company.

Jonathan Cross, our sole officer, and director has limited experience as executive officer or director of a public company. Given the nature of public companies, their obligations to shareholders, and the regulatory environment, this lack of experience may adversely affect the Company’s ability to operate successfully and/or profitably.

The Company could be deemed an Investment Company, and we could be forced to stop our current activities and rearrange our investment strategies or dissolve the Company.

As a Company active in acquiring businesses, or investing or reinvesting in businesses, we need to be aware of the Investment Company Act of 1940 act in order to avoid registering as an Investment Company. Although the Investment Company Act provides a wide array of exceptions and exemptions, in the event we were to inadvertently be deemed an Investment Company, we could be forced to stop our current activities and rearrange our investment strategies, or dissolve the Company.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to fully execute our business plan.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

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each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete business combinations and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses and may hinder our ability to fully execute our business plan.

Risks of ownership of “Penny Stocks” under SEC regulations

Penny stocks have less visibility and transparency than higher priced securities. Companies that are quoted as penny stocks have risks that are inherently greater than securities that are higher priced due to such factors as less disclosure, lower investor interest and uncertain financial conditions of the issuer. The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and other quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statement showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and suitability requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the market for our Common Stock.

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since our shares of common stock is not publicly traded, nor will they for a considerable period of time, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of common stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of common stock.

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In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register its securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since we may have little or no tradable shares of common stock, it is unclear as to how many, if any, shares of common stock the SEC will permit us to register for resale. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of common stock to be registered in such registration statement. The result of the foregoing is that a stockholders’ liquidity in our common stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited. At the present time the Company is classified as a “Shell Company.”

All of the presently outstanding shares of common stock (2,650,000) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. These final rules may be found at: www.sec.gov/rules/final/2007/33-8869.pdf. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” as defined in Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

There can be no assurance that we will ever meet these conditions, and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale as we cannot be assured, we will ever lose our shell company status.

We cannot assure you that our common stock will be listed on NASDAQ or any other securities exchange.

At some time in the future, we may seek the listing of our common stock on NASDAQ or the NYSE American. However, we cannot assure you that we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. Until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Markets, the over-the-counter quotation system, possibly on the “OTCID,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. As of the date of this Registration Statement, the Company has not engaged the services of a registered broker dealer to serve as a market maker to quote our shares on the OTC Market, nor have we had any discussion with any registered broker dealer to provide such services.

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Our Certificate of Incorporation authorizes the issuance of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock (“Preferred Stock”) with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future.

We have never paid dividends on our Common Stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

If we are unable to successfully execute our business strategy, including successfully developing relationships with small business owners and providing effective solutions, our revenues and profitability may be adversely affected.

Our ability to create and grow revenues and profitability is dependent on executing effective business strategies. If we are delayed or unsuccessful in executing our strategies or if our strategies do not yield desired results, our business, financial condition, and results of operations may suffer. Our ability to meet our business strategy plan is dependent upon, among other things, our ability to:

•	build relationships with small business owners;
•	evolve our marketing and branding strategies to connect with small business owners;
•	innovate and implement new initiatives to enhance small business operations and value;
•	identify adequate sources of capital to fund and finance strategic initiatives;
•	grow and expand operations;
•	identify new opportunities to improve customer reach; and,
•	maintain a talented workforce responsive to customer needs and operational demands;

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company is in the development stage and anticipates no revenue for the foreseeable future. The costs of operations for the next 12 months and beyond such time will be paid with additional capital contributed by Jonathan Cross, our sole Director.

During the next 12 months we anticipate incurring costs related to:

(i)	further developing and executing our outreach strategies,

(ii)	performing engagements,

(iii)	filing of Exchange Act reports.

We anticipate that these costs may be in the range of $15 to $20 thousand dollars, and that we will be able to meet these costs as necessary, from funds provided by our sole Director, Jonathan Cross. The foregoing notwithstanding, Mr. Cross has not committed to a maximum amount of financial contribution to the Company.

Quantitative and Qualitative Disclosures about Market Risk.

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not effected by foreign currency fluctuations or exchange rate changes.  Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

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Off-Balance Sheet Arrangements.

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Security ownership of certain beneficial owners.

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group as of May 31, 2025. The persons named have sole voting and investment power with respect to such shares. There are not any pending arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class(5)

Jonathan Cross(1)	1,000,000	37.7%

Championship Holdings, Inc.(2)	1,000,000	37.7%

Huis Group Global LLC.(3)	250,000	9.43%

George Gonzalez(4)	250,000	9.43%

_________________________

(1)	The address for the persons named in the table above is 1852 Banking Street Suite 29551 Greensboro, NC 27408

(2)	The address for the persons named in the table above is 738 Lexington Avenue Charlottesville, VA 22911 Hunter Smith may be deemed beneficial owner of shares owned by Championship Holdings, Inc.

(3)	The address for the persons named in the table above is 716 Newman Springs Road #301 Lincroft, NJ 07738 Joseph Radic may be deemed beneficial owner of shares owned by Huis Group Global LLC.

(4)	The address for the persons named in the table above is Avineda 4 BN #58-62 Cali Valle Cauca Colombia 760050

(5)	Based on 2,650,000 shares outstanding as of the date of this amended Registration Statement.

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This table is based upon information derived from our stock records. We believe that the shareholders named in this table have sole voting and investment power with respect to the shares indicated; except as set forth above, applicable percentages are based upon 2,650,000 shares of common stock outstanding as of the date of this Second Amendment to this Registration Statement on Form 10.

Item 5. Directors and Executive Officers.

(a)	Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Jonathan Cross	63	Chairman

Jonathan Cross - Jonathan is a seasoned advisor and investor with over 36 years’ experience in principal investing, domestic and cross-border M&A, corporate finance, and corporate restructuring. Since October of 2016, Jonathan has been a Managing Director of Shefford Capital Partners, LLC., a private equity investor and advisor that specializes in small business acquisitions. We believe Mr. Cross’ experience in working with small businesses and his understanding and knowledge of the OTC Markets makes him uniquely qualified to lead the Company’s strategy.

Mr. Cross’ term expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

The Company has no employees other than Mr. Cross.

(b)	Significant Employees. None.

(c)	Family Relationships. None.

(d)	Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e)

The Board of Directors acts as the audit committee and has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f)	Code of Ethics. We do not currently have a code of ethics.

9

(g)

There are no agreements or understandings for any director or officer to resign at the request of another person, nor is any director and officer acting on behalf of, and/or will not act at the direction of, any other person.

Item 6. Executive Compensation.

No officer or director has received any compensation from the Company since the inception of the Company. Until the Company produces revenues and/or acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officer and director intend to devote his full time to our affairs.

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation of our management that is required to be disclosed.

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officer and director until such time as the Company has revenues.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Since inception, on August 12, 2023, the Company incurred fees related its formation and professional fees and expenses associated with the preparation and filing of the Company’s Registration Statement.

The shares owned by Jonathan Cross, represent 37.7% the issued and outstanding shares of the Company.

Jonathan Cross, the Company’s sole Director (its original incorporator), has paid all expenses incurred by the Company, which includes resident agent fees, basic state and local fees and taxes, and expenses related to the formation of the Company and the professional fees and expenses associated with the preparation and filing of the Company’s formation and Registration Statement. On a going forward basis, Mr. Cross has committed to funding all expenses incurred by the Company until such time as it is financially self-sustaining. These payments for expenses are being paid in return for the 1,000,000 common shares issued to Mr. Cross at inception.

We utilize the office space and equipment of Mr. Cross at no cost. Management estimates such amounts to be immaterial.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Corporate Governance and Director Independence.

Our Chairman and Sole Director, Jonathan Cross is not an “Independent Director”.

The Company has not:

•	established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the Board of Directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the Board of Directors does not believe that the Company requires any corporate governance committees at this time.

The Board of Directors serves as the Company’s audit committee.

10

Item 8. Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Company’s common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock, furthermore, there are currently no outstanding warrants on any of our securities. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

(b) Holders.

As of May 31, 2025, there were six (6) recorded holder of an aggregate of 2,650,000 shares of our Common Stock issued and outstanding.

(c) Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

Since inception, the Company has issued and sold the following securities without the benefit of registration under the Securities Act of 1933, as amended:

11

Issuances Pursuant to Section 4(2) of the Securities Act of 1933:

On August 12, 2023, the day of its incorporation, the Company issued an aggregate of 1,000,000 restricted shares of its common stock to Jonathan Cross in exchange for a total aggregate purchase price of $100.

On October 15, 2023, the Company issued 1,000,000 restricted shares of its common stock to Championship Holdings, Inc. as co-founder and for consulting.

On April 30, 2024, the Company issued 100,000 restricted shares of its common stock to Algorithm Investments III, LLC. as part of a share exchange with co-founder Championship Holdings, Inc.

On April 30, 2024, the Company issued 250,000 restricted shares of its common stock to Huis Group Global, LLC. in return for consulting services.

On April 30, 2024, the Company issued 250,000 restricted shares of its common stock to George Gonzalez in return for consulting services.

On April 30, 2024, the Company issued 50,000 restricted shares of its common stock to Homer Carvan in return for consulting services.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuance. We believed that Section 4(2) was available because:

•	The issuance did not involve any underwriters, underwriting discounts, or commissions;

•	We placed restrictive legends on all certificates issued;

•	No sales were made by general solicitation or advertising;

•	Sales were made only to accredited investors

In connection with the above transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock. However, the Company will, likely, issue a substantial number of additional shares to finance growth. Since the Company expects to issue additional shares of common stock, existing stockholders of the Company may experience substantial dilution in their shares.

Item 11. Description of Registrant’s Securities to be Registered.

Authorized Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.0001 per share, of which there are 2,650,000 issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $.0001 per share, of which none have been designated or issued. The following summarized the important provisions of the Company’s capital stock.

12

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of North Carolina, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Registration Statement on Form 10.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends in the foreseeable future. The payment of any dividends will be within the discretion of our then existing Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Trading of Securities in Secondary Market

The Company presently has 1,000,000 shares of common stock issued and outstanding, all of which are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.

It is anticipated that at some point the Company will list its common stock for trading in one or more United States markets.

In order to qualify for listing on the Nasdaq Small-Cap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Small-Cap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If we do not meet the qualifications for listing on the Nasdaq Small-Cap Market, we may apply for quotation of our securities on the OTC Markets. In certain cases, we may elect to have our securities initially quoted on the “OTCID” published by the OTC Markets Group, Inc.

Rules 504, 505 and 506 of Regulation D

We have considered the possible need and intend to issue shares relying on the exemption provided under Regulation D of the Securities Act of 1933 as the need arises. We do not intend to conduct a registered offering of our securities at this time. We have taken no action in furtherance of any offering of any securities at this time as our only activities since inception have been limited to developing strategy, small business outreach, completing organizational activities, and preparing this Registration Statement on Form 10 to file with the SEC.

13

Transfer Agent

The Company’s Transfer Agent is VStock Transfer LLC., whose address is 18 Lafayette Place, Woodmere, NY 11598

(b) Debt Securities.  None.

(c) Other Securities to be Registered. None.

Item 12. Indemnification of Directors and Officers.

The North Carolina Business Corporation Act provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by the North Carolina Business Corporation Act, as amended from time to time, each person that such section grants us the power to indemnify.

North Carolina Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

–	any breach of the director’s duty of loyalty to the corporation or its stockholders;

–	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

–	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

–	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

14

Item 13.  Financial Statements and Supplementary Data.

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

(i)	Balance Sheet as of May 31, 2025

(ii)	Statement of Operations for the period from inception (August 12, 2023) through May 31, 2025

(iii)	Statement of Changes in Stockholders’ Equity (Deficit) for the period from inception (August 12, 2023) through May 31, 2025

(iv)	Statement of Cash Flows for the period from inception (August 12, 2023) through May 31, 2025

(v)	Notes to Financial Statements

*The financial statements follow page 15 to this Registration Statement on Form 10.

15

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement as indexed in the appendix on page F-1 through F-8.

(b) Exhibits.

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3.1	Certificate of Incorporation	X
3.2	By-Laws	X
3.3	Name Change Amendment	X

16

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Shefford Companies, Inc.

Date: August 12, 2025	By:	/s/ Jonathan Cross
Jonathan Cross, Chairman

17

SHEFFORD COMPANIES, INC.

FINANCIAL STATEMENTS

AS OF May 31, 2025

AND FOR THE PERIOD FROM August 12, 2023

(DATE OF INCEPTION) TO MAY 31, 2025

F-1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

Shefford & Companies, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Shefford & Companies, Inc. as of May 31, 2025, December 31, 2024 and December 31, 2023 and the related statements of operation, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the period from January 1, 2025 through May 31, 2025 and for the years ended December 31, 2024 and December 31, 2023. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2025, December 31, 2024 and December 31, 2023 and the results of its operations and its cash flows for the period from January 1, 2025 through May 31, 2025 and for the years ended December 31, 2024 and December 31, 2023 in conformity with accounting principles generally accepted in the United States of America..

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2023.

PCAOB ID 6104

Vancouver, Washington

August 12, 2025

F-2

SHEFFORD COMPANIES, INC.

Audited

Balance Sheet

	May 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$20	$20
Subscriptions Receivable	165	165
Total current assets	185	185

Total assets	$185	$185

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$0	$0
Due to related party	0	0
Total current liabilities	0	0

Total liabilities	$0	$0

STOCKHOLDERS’ EQUITY:
Preferred stock: $0.0001 par value, 100,000,000 shares authorized, none issued and outstanding as on May 31, 2025 and 2024, respectively.	$-	$-
Common stock: $0.0001 par value, 100,000,000 shares authorized, 2,650,000 and 2,650,000 shares issued and outstanding as on May 31, 2025 and 2024, respectively.	265	265
Additional paid-in capital	3,537	3,537
Share subscription received	0.	0
Accumulated deficit	(3,617)	(3,617)
Total stockholders’ Equity	$185	$185

Total liabilities and stockholders' equity	$185	$185

The accompanying notes are an integral part of these audited financial statements.

F-3

SHEFFORD COMPANIES, INC.

Audited

Statement of Operations

	January 1, 2025 through May 31, 2025	For the year ended December 31, 2024

REVENUE	$-	$-
OPERATING EXPENSES:
General and administration expenses	00	37
Professional fees	0	00
Total operating expenses	$00	$37

Net loss	$(00)	$(37)

Net loss per common share - basic and diluted	$(00)	$(00)
Weighted average number of shares of common stock outstanding - basic and diluted	2,650,000	2,433,333

The accompanying notes are an integral part of these audited financial statements.

F-4

SHEFFORD COMPANIES, INC.

Audited

Statement of Changes in Stockholders’ Equity (Deficit)

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total

Balance January 1, 2024
Issuance of Common Stock	2,000,000	$200	$3,500	$3,580	$120
Subscriptions Receivable	650,000	65	-	-	65

Net loss	-	-	(37)	(37)	-

Balance December 31, 2024	2,650,000	$265	$3,537.	(3,617)	$185

Balance January 1, 2025
Issuance of Common Stock	2,650,000	$265	$3,537	($3,617)	$185
Subscriptions Receivable	-	-	-	-	-

Net loss	-	-	-	-	-

Balance May 31, 2025	2,650,000	$265	$3,537	(3,617)	$185

The accompanying notes are an integral part of these audited financial statements.

F-5

SHEFFORD COMPANIES, INC.

Audited

Statement of Cash Flows

	January 1, 2025 through May 31, 2025	For the year ended December 31, 2024
Cash Flows from Operating Activities:
Net loss	$00	$(37)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in operating assets and liabilities:
Subscriptions Receivable	-	65

Net cash used in operating activities	$00	$(102)

Cash Flows from Financing Activities:

Issuance of Common Stock	0	100
Repayment of related party debt	-	-
Paid In Capital	00	37
Net cash provided by financing activities	$00	$102

Net cash increase for period:	0.00	0
Net cash provided by Investing activities	$-	$-

Net increase (decrease) in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of the period	21	20
Cash, cash equivalents and restricted cash at end of the period	$21	$20

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Share issue for services	-	650,000

The accompanying notes are an integral part of these audited financial statements.

F-6

SHEFFORD COMPANIES, INC.

Notes to Financial Statements

For the Period from August 12, 2023 (inception) to May 31, 2025

(Audited)

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

SHEFFORD COMPANIES, INC. (the “Company”) was incorporated on August 12, 2023, as a North Carolina corporation under the name “Shefford & Companies, Inc.” On May 28, 2025, the Company changed its name to Shefford Companies, Inc. Since inception has been engaged in strategy development and the development and outreach to small businesses.

The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities, without incurring any liabilities that must be satisfied in cash, until a source of funding is secured. The Company may offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Accounting

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America. The Company has elected a fiscal year ending on December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments, with maturity of three months or less when purchased, to be cash equivalents.

Income Taxes

Income taxes are provided in accordance with current accounting requirements. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will be not realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. There were no current or deferred income tax expenses or benefits are related in the financial statements due to the Company not being in operations prior to August 12, 2023. Generally, all periods since inception are open to tax examination by taxing authorities.

Basic Earnings (Loss) per Share

Basic net loss per share amount is computed by dividing the net loss for the period by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the absence on dilutive securities.

F-7

Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow, except for the expected change in financial reporting for development stage companies. A recent FASB proposal will reduce the complexity of reporting for these companies by eliminating the “inception to date” information.

Accounting Standard update 2014-10 issued in June 2014, removes the financial reporting distinction between development stage companies and other reporting entities. The Amendment is for public business entities is effective with an annual reporting period beginning after December 15, 2014. Early implementation was available to the company, and it has elected early implementation.

NOTE 3. GOING CONCERN

The Company’s financial statements are prepared using the accrual method of accounting in accordance with U.S. GAAP and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. As of December 31, 2024, the Company had cash of $21.03 and since inception it has not produced revenues. The Company has no operating business and limited capital. Because of this, there is substantial doubt about the Company’s ability to continue as a going concern.

A successful transition to attaining profitable operations is dependent upon obtaining sufficient financing to fund the Company’s planned expenses and achieving a level of revenue adequate to support the Company’s cost structure.

There can be no assurances the Company will be able to realize revenue in 2025 and beyond.

NOTE 4. RELATED PARTY TRANSACTIONS

Jonathan Cross, the Company’s Chairman (its original incorporator), has paid all expenses incurred by the Company, which includes resident agent fees, basic state and local fees and taxes, and expenses related to the formation of the Company and the professional fees and expenses associated with the preparation and filing of the Company’s registration of its Common Stock on Form 10. On a going forward basis, Mr. Cross has committed to funding all expenses incurred by the Company through such time as the Company is self-sustaining. These payments for expenses are in return for the 1,000,000 common shares issued to Mr. Cross at inception.

Mr. Cross will not be repaid for the amounts extended to the Company, all expenditures have been, and will be, classified as contributions to capital in Additional Paid In Capital.

We utilize the office space and equipment of Mr. Cross at no cost. Management estimates such amounts to be immaterial.

NOTE 5. STOCKHOLDER’S EQUITY

On August 12, 2023, the day of its incorporation, the Company issued an aggregate of 1,000,000 restricted shares of its common stock to Jonathan Cross in exchange for a total aggregate purchase price of $100.

On October 15, 2023, the Company issued 1,000,000 restricted shares of its common stock to Championship Holdings, Inc. as co-founder and for services provided, or to be provided, to the company, valued at a price of $0.0001 per share.

On April 30, 2024, the Company issued 100,000 restricted shares of its common stock to Algorithm Investments III, LLC. as co-founder and for services provided, or to be provided, to the Company, valued at a price of $0.0001 per share.

On April 30, 2024, the Company issued 250,000 restricted shares of its common stock to Huis Group Global, LLC. as co-founder and for services provided, or to be provided, to the Company, valued at a price of $0.0001 per share, valued at a price of $0.0001 per share.

On April 30, 2024, the Company issued 250,000 restricted shares of its common stock to George Gonzalez as co-founder and for services provided, or to be provided, to the Company, valued at a price of $0.0001 per share, valued at a price of $0.0001 per share.

F-8

On April 30, 2024, the Company issued 50,000 restricted shares of its common stock to Homer Carvan as co-founder and for services provided, or to be provided, to the Company, valued at a price of $0.0001 per share.

The stockholders’ equity section of the Company contains the following classes of capital stock as of December 31, 2024:

•	Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 2,650,000 shares issued and outstanding

•	Preferred stock, $ 0.0001 par value: 10,000,000 shares authorized; none issued and outstanding. Rights and Provisions of said preferred shares will be determined at a later date; prior to issuance.

NOTE 6. SUBSEQUENT EVENTS

There have been no subsequent events.

F-9